UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 15, 2009

Date of Report: (Date of earliest event reported)

OMEGA COMMERCIAL FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

	200 South Biscayne Blvd Suite 4450 Miami, Florida 33131	83-0219465
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(305) 677-0306
(Registrant’s telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 15, 2009, the Company entered into a certain Agreement for Share Exchange (the “Agreement for Share Exchange”) with BBB DEVELOPMENTS MEXICO Developments Mexico S de RL de CV ("BBB DEVELOPMENTS MEXICO") a Mexican limited liability company and the managing members and shareholder of BBB DEVELOPMENTS MEXICO (the "MAJORITY SHAREHOLDER") whereby OMEGA shall acquire all of the issued and outstanding common stock of BBB DEVELOPMENTS MEXICO from the MAJORITY SHAREHOLDER or their assignee. Consideration to be issued by OMEGA shall consist of a stock component. The stock component issued by OMEGA shall be a total of 1,500,000 shares of its common stock (the "Exchange Shares") in exchange for the shares of issued and outstanding BBB DEVELOPMENTS MEXICO stock, representing 100% of the currently issued and outstanding common stock of BBB DEVELOPMENTS MEXICO. At the Closing of the Transaction, the MAJORITY SHAREHOLDER shall acquire shares of OMEGA and BBB DEVELOPMENTS MEXICO shall become wholly owned by Omega. Immediately following the completion of the share exchange transaction through the issuance of the Exchange Shares and completion of the additional transactions described in Section 4.4 hereof, OMEGA shall have a total of approximately 28,810,900 shares of its common stock issued and outstanding.

The Agreement for Share Exchange has not yet closed.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The Share Exchange Agreement is attached hereto as exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 24, 2009

Omega Commercial Finance Corporation

		By:	/s/ Jon S. Cummings IV
Jon S. Cummings IV
Chief Executive Officer/President